Exhibit 10.24
SUBLEASE AGREEMENT
     This Sublease Agreement (“this Sublease”) is made as of the 31st day of August 2004 by and between ECI Telecom, Inc., a Delaware corporation (“Sublandlord”), and Veraz Networks, Inc., a Delaware corporation (“Subtenant”).
RECITALS:
     1. Pursuant to that certain Lease Agreement dated March 18, 2002 as subsequently amended on March 30, 2004 by a Second Amendment to Lease as subsequently amended on                      2004 by a Third Amendment to Lease and as subsequently amended on                      2004 by a Fourth Amendment to Lease (collectively the “Prime Lease”), by and between Sublandlord, as Tenant, and fort Lauderdale Crown Center, Inc., a Florida corporation (“Lessor”), as Landlord, Sublandlord is leasing Suite 101, consisting of approximately 18,300 rentable square feet on the first (1st) floor of Building “A” (the “Building A Premises”) and approximately 13,104 rentable square feet in Building “C” (the “Building C Premises”) (collectively, the Building A Premises and the Building C Premises shall be referred to as the “Premises”) of the buildings now known as Building “A,” Building “B,” and Building “C,” all of which have the address of 1201 West Cypress Creek Road, Fort Lauderdale, Florida 33309 (collectively, the “Building”), which are a part of the collections of buildings known as Crown Center (the “Master Premises”). A true and complete copy of the Prime Lease is attached hereto as Exhibit A.
     2. Subtenant desires to sublease from Sublandlord a portion of the Master Premises containing approximately 4279 square feet of rentable area as more particularly described herein.
     Now, Therefore, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant, hereby agree as follows:
     1. Subleased Premises. Subject to the terms, covenants and conditions set forth in this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes from Sublandlord, that certain portion of the Master Premises containing approximately 4279 square feet of rentable area being more particularly shown in cross-hatching on the floor plan attached hereto as Exhibit B (hereinafter referred to as the “Subleased Premises”).
     2. Sublease Term.
          (a) Term. The term of this Sublease (the “Term”) shall commence on October 1, 2004 (the “Commencement Date”), and shall terminate concurrently with the expiration of the Prime Lease including any and all option periods exercised by Sublandlord unless otherwise sooner terminated in accordance with the provision of this Sublease (the “Expiration Date”).
          (b) Automatic Termination. Notwithstanding any other provision hereof, the termination or expiration of the Prime Lease for any reason shall automatically result in the termination of this Sublease, and the obligations of the parties hereunder to be performed from

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and after such termination or expiration shall cease as of the date of such expiration or termination of the Prime Lease. Sublandlord shall in no event be liable to Subtenant for any loss or damage occasioned by, or resulting from, the expiration or termination of the Prime Lease.
     3. Rent.
          (a) Minimum Rent. During the term of this Sublease, Subtenant shall pay to Sublandlord a monthly full service (“Rent”) for the Subleased Premises, without set-off, deduction or demand, in the amounts as follows: $9,500.00. The rent shall be inclusive of all electric, janitorial, building maintenance all pass-throughs, under the Lease including but not limited to Common Area Maintenance (“CAM”) and Real Estate Taxes. The Rent for shall increase at annual adjustments of three percent (3%) for the year preceding said anniversary, plus applicable sales tax thereon.
     The Subtenant shall pay any and all applicable sales tax remaining from this Sublease along with the payment of the Rent.
     Whenever, under the terms of this Sublease (including, without limitation, the terms incorporated by reference from the Prime Lease), any sum of money is required to be paid by Subtenant in addition to the monthly minimum rent hereunder including sales tax, such sum shall be deemed to be additional rent, whether or not designated as such, and shall be collectible as rent. If the Commencement Date occurs on a day other than the first day of a calendar month, Subtenant shall pay the Rent on a pro-rata basis for the number of days between the Commencement Date and the last day of the calendar month in which the Commencement Date occurs, both dates being inclusive.
          (b) Payment of Rent. Subtenant shall pay all Rent, as well as all additional rent under this Sublease and the Prime Lease, when due and payable, in equal monthly installments in advance on or before the first day of each calendar month during the Term hereof, in lawful money of the United States, without notice or demand and without deduction, abatement, counterclaim, set-off or recoupment of any amount or for any reason whatsoever. All Rent and additional rent payable by Subtenant under this Sublease shall be paid and delivered to Sublandlord at 1201 West Cypress Road, Fort Lauderdale, Florida 33309, Attention: Chief Financial Officer, or such other address or person as Sublandlord may designate in writing.
          (c) Additional Rent. In addition to the payment of the Rent, Subtenant shall pay to Sublandord lord all amounts which Sublandlord may be required to pay to Lessor as a result of Subtenant’s failure to perform or comply with any of the terms and conditions of this Sublease or the Prime Lease, which amounts shall be payable by Subtenant to Sublandlord upon demand.
          (d) Late Charges; Interest. Any installment of Rent, additional rent or any other charges due hereunder and not received by Sublandlord within five (5) days from the due date shall be subject to a late payment charge equal to ten percent (10%) of the amount due, which charge Subtenant shall immediately pay to Sublandlord. In addition, such payment and such late fee shall bear interest at the rate of fifteen percent (15%) per annum from the date such payment was due to the date of payment. If Subtenant shall have been in default hereunder,

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Sublandlord may at any time thereafter require that Rent and additional rent due hereunder be paid by certified check.
     4. Acceptance. Subtenant hereby accepts the Subleased Premises in their “AS IS, WHERE IS” condition on the date hereof and acknowledges and agrees that no representations or warranties with respect to the condition or use thereof have been made by Sublandlord or by anyone representing or purporting to represent Sublandlord. Sublandlord and Lessor are under no obligation to make any structural changes or other alterations, decorations, additions, improvements or other changes in or to the Subleased Premises.
     5. Compliance with Prime Lease.
          (a) Incorporation of Prime Lease. Sublandlord and Subtenant hereby acknowledge and agree that this Sublease is subject and subordinate to the terms and conditions of the Prime Lease, a copy of which is attached hereto as Exhibit A. Except as may be inconsistent with the terms hereof, all terms, covenants and conditions of the Prime Lease are herein incorporated by reference and made a part hereof and shall be applicable to this Sublease with the same force and effect as if Sublandlord were the lessor under the Prime Lease and Subtenant were the lessee thereunder. In the event of any inconsistency between the terms of the Prime Lease and this Sublease, the terms of this Sublease shall in all cases govern.
          (b) Exclusions. Notwithstanding the foregoing, the terms of this Sublease shall not include the discretionary elections and consents provided to Sublandlord under the Prime Lease. The right to make all such elections and provide all such consents shall be reserved solely to Sublandlord and Sublandlord shall in no event be liable to Subtenant for any loss or damage occasioned by or resulting from any elections made or consents given by Sublandlord as lessee under the Prime Lease. In no event shall Sublandlord be deemed to have made any of the representations, warranties, covenants, agreements or indemnifications made by Lessor under the Prime Lease.
          (c) Compliance; Indemnification. Subtenant hereby assumes all of Sublandlord’s obligations under the Prime Lease with respect to the Subleased Premises and covenants and agrees that Subtenant shall comply with the terms and provisions of the Prime Lease with respect to the Subleased Premises and shall neither do nor permit anything to be done which would constitute a default or a breach under the Prime Lease or otherwise cause the Prime Lease to be terminated or forfeited by reason of any right reserved to or vested in Lessor under the Prime Lease. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all costs, claims, damages or expenses of any kind whatsoever (including but not limited to attorneys’ fees and related legal expenses) resulting from any breach or default by Subtenant of Subtenant’s obligations hereunder, including, without limitation, those which may result in the termination or forfeiture of the Prime Lease, or otherwise resulting from Subtenant’s use, occupancy or operation of the Subleased Premises or occasioned wholly or in part by any act or omission of Subtenant, and Subtenant’s agents, contractors or employees.
          (d) Lessor Services. Subtenant acknowledges and agrees that Sublandlord shall not be obligated to perform any of the covenants and obligations of Lessor under the Prime Lease, including but not limited to any covenant or obligation of Lessor with respect to the

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furnishing of any services or utilities to the Subleased Premises or the Office Building or the maintenance, repair or restoration of the Subleased Premises or the Office Building, and Subtenant shall rely upon and look solely to Lessor under the Prime Lease for the performance thereof. If Lessor shall default in the performance of any of its covenants or obligations under the Prime Lease, Subtenant shall have no rights or remedies against Sublandlord but instead shall have the right, at Subtenant’s expense and in the name of Sublandlord, to make any demand or institute any action or proceeding at law or in equity or otherwise against Lessor permitted under the Prime Lease for the enforcement of Lessor’s obligations or covenants under the Prime Lease. The foregoing notwithstanding, Subtenant shall furnish Sublandlord with written notice of Lessor’s default and Sublandlord at its option and expense may (i) seek to cure such default itself; (ii) bring its own action against Lessor; (iii) determine that no default was present and/or; (iv) allow Subtenant to make Subtenant’s claim directly against Lessor. Sublandlord agrees that it will execute any reasonable demands, pleadings, documents or other written instruments and will otherwise reasonable cooperate with Subtenant as may be necessary to enable Subtenant to proceed in Sublandlord’s name to enforce such obligations or covenants of Lessor under the Lease. Subtenant shall indemnify, defend and hold harmless Sublandlord against all costs and expenses (including attorneys’ fees and related expenses and court costs) suffered or to be suffered by Sublandlord in connection with any such demand, action or proceeding undertaken by Subtenant.
     6. Alterations; Improvements. Subtenant shall not make any alterations, additions, improvements or renovations to or affecting the Subleased Premises without the prior written consent of Lessor and Sublandlord. Any such alterations, additions, improvements or renovations approved by Lessor and Sublandlord shall be constructed by Subtenant at Subtenant’s sole cost and expense and in accordance with the requirements of the Prime Lease.
     7. Subtenant’s Insurance.
          (a) Insurance Coverages. Subtenant shall obtain, at Subtenant’s sole cost and expense, and maintain during the Term hereof the insurance coverages required to be maintained by Sublandlord as subtenant under the Prime Lease and shall deliver a certificate of such insurance coverages to Sublandlord contemporaneously with Subtenant’s execution of this Sublease, and from time to time thereafter deliver renewal certificates to Sublandlord prior to the expiration of such insurance coverages. The company or companies writing such insurance, as well as the form of such insurance, shall at all times be subject to Sublandlord’s approval and any such company or companies shall be licensed to do business in the State of Florida. All such policies shall contain a provision whereby the same cannot be canceled, terminated, reduced or materially changed unless Sublandlord and Lessor are given at least thirty (30) days prior written notice. In addition to the named insureds, if any, specified in the Prime Lease, Sublandlord shall be named as an additional insured on all insurance policies Subtenant is required to maintain hereunder.
          (b) Waiver of Liability. Subtenant hereby releases Lessor and Sublandlord from all liability or responsibility to Subtenant or any person claiming by, through or under Subtenant by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Subleased Premises or to Subtenant’s business irrespective of the cause of such injury, loss or damage, and Subtenant shall require Subtenant’s insurer(s) to include in

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all of Subtenant’s insurance policies which could give rise to the right of subrogation against Lessor or Sublandlord a clause or endorsement whereby the insurer(s) shall waive any and all rights of subrogation against Lessor and Sublandlord.
     8. Assignment and Further Sublease. Subtenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Subtenant’s interest in this sublease or in the Premises, without Sublandlord’s and Lessor’s prior written consent, such consent shall not be unreasonably withheld, delayed or conditioned pursuant to the terms and conditions of Section 10 of the Prime Lease.
     9. Personality. The Subtenant shall be permitted to utilize any and all furniture, fixtures and equipment (hereinafter referred to as the “Personality”) currently located within the Demised Premises. Subtenant accepts said Personality in their “As Is, Where Is and How Is” condition with all faults and defects. It is expressly understood and agreed that the condition, fitness, functionality and operability of the Personality shall not be a condition of this Sublease nor the Subtenant’s obligation to pay Rent due hereunder. The Personality shall be returned to the Sublandlord at the end of the Term in the same condition as of the Commencement Date reasonable wear and tear excepted. The Sublessee shall indemnify defend and hold the Sublandlord harmless from any and all claims, demands, suits, judgments emanating from its utilization and/or maintenance of the Personality.
     10. Surrender. Upon the Expiration Date, or at any earlier termination of this Sublease, the Subtenant shall quit and surrender to the Sublandlord the Subleased Premises, broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and tear excepted.
     11. Default.
          (a) Event of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
               (i) Any default by Subtenant under (A) this Sublease or (B) the Prime Lease which continues beyond the expiration of any cure period expressly granted to Sublandlord under the Prime Lease.
               (ii) The sale of Subtenant’s interest in the Subleased Premises under attachment, execution or similar legal process.
               (iii) The filing of a petition proposing the adjudication of Subtenant as a bankrupt or insolvent or the reorganization of Subtenant or an arrangement by Subtenant with Subtenant’s creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceedings.
               (iv) The admission in writing by Subtenant of Subtenant’s inability to pay Subtenant’s debts when due.

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               (v) The appointment of a receiver, trustee, guardian, conservator or similar officer to manage or oversee the business or any property of Subtenant or to wind-up Subtenant’s business or affairs
               (vi) The making by Subtenant of an assignment for the benefit of Subtenant’s creditors.
               (vii) Any failure by Subtenant to (a) make when due any payments of the Rent, additional rent or other sum due hereunder, which failure continues for five (5) days after Landlord delivers written notice thereto to Tenant or (b) perform or observe any term, covenant or condition of this Sublease not otherwise specifically described in this Section 11, which failure continues for twenty (20) days after Sublandlord delivers written notice to the Subtenant.
          (b) Remedies. Upon the occurrence of an Event of Default, Sublandlord shall have all of the same rights and remedies against Subtenant that would be available to Lessor under the Prime Lease if the occurrence of such Event of Default were attributable to Sublandlord thereunder. It is understood and agreed that, upon the occurrence of any such Event of Default, Sublandlord may elect to re-Sublet the Subleased Premises in its sole and absolute discretion and without impairing in any manner the liability of Subtenant to Sublandlord under this Sublease.
          (c) Right to Cure. If Subtenant shall default in the observance of any provision or covenant on Subtenant’s part to be performed, Sublandlord, in addition to all other remedies available to it, may elect, but shall not be required, to perform such obligation of Subtenant and Subtenant shall reimburse Sublandlord for any expenditure incurred in connection therewith, together with interest thereon at a rate of eighteen percent (18%) per annum, or at such rate as is provided in the Prime Lease, whichever is greater, upon demand from Sublandlord.
          (d) Attorneys’ Fees. In the event any sums payable to Sublandlord hereunder are collected at law or through any attorney, Subtenant, in addition to such sums, shall reimburse Sublandlord upon demand for its costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord. Subtenant shall pay all attorneys’ fees and expenses Sublandlord incurs in enforcing any other obligation of Subtenant hereunder, or in connection with any litigation which Sublandlord shall, without its fault, become involved through or on account of this Sublease.
          (e) Waiver of Trial by Jury. Insofar as permitted by law, Sublandlord and Subtenant hereby expressly waive the right to trial by jury in any action or proceeding or counterclaim between the parties hereto, or their successors or permitted assigns, arising out of or in any way connected with this Sublease or any of its provisions, Subtenant’s use or occupancy of the Subleased Premises, and/or claim of injury or damage.
     12. Damage, Destruction or Condemnation. In the event of damage or destruction of the Subleased Premises or the taking of all or any part thereof under the power of eminent domain, this Sublease shall terminate if the Prime Lease is terminated as a result thereof, and the rent payable hereunder shall abate only as long as and to the extent that the rent due from

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Sublandlord to Lessor under the Prime Lease with respect to the Subleased Premises abates as a result thereof. Subtenant shall have no claim to Sublandlord’s insurance proceeds or to condemnation proceeds.
     13. Brokers. Subtenant acknowledges and agrees that it has not engaged the services of, and are not liable to any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to this Sublease. Sublandlord and Subtenant each agree to indemnify, defend and hold the other harmless against all loss, liability and expense, including attorneys’ fees and costs, suffered by either party due to a breach of the foregoing representation, covenant and warranty.
     14. Miscellaneous Provisions.
          (a) Headings. Headings used herein are for convenience only and shall not be construed to limit or extend the meaning of any provision of this Sublease.
          (b) Severability. The provisions of this Sublease are severable and, if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provisions or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Sublease in any jurisdiction.
          (c) Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of laws principles.
          (d) Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.
          (e) Entire Agreement Modifications. This Sublease constitutes the entire agreement between the parties hereto with respect to the Subject matter hereof and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Sublease shall not be modified or amended and no waiver of any provision hereof shall be effective unless set forth in an instrument duly executed by the parties hereto.
          (f) Successors and Assigns. The provisions of this Sublease shall extend to and shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. If Sublandlord transfers its estate in the Subleased Premises, Sublandlord shall thereafter be relieved of all obligations of Sublandlord expressed in this Sublease or implied by law, except those arising out of a breach or default by Sublandlord prior to such transfer.
          (g) Waiver. One or more waivers of any covenant or condition by Sublandlord shall not be construed as a waiver of a further breach of the same or other covenant or condition, and any consent or approval shall not be deemed to waive or render unnecessary Sublandlord’s consent or approval to any subsequent similar action. Sublandlord’s acceptance of Rent or additional rent during the continuance of any breach of this Sublease or Event of Default hereunder shall not constitute a waiver of such breach or Event of Default. Any payment by

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Subtenant of a lesser amount of Rent or additional rent than is due shall be applied to such arrearage as Sublandlord may designate irrespective of any contrary designation by Subtenant and Sublandlord’s acceptance of any such payment shall not be deemed an accord and satisfaction, and shall be without prejudice to Sublandlord’s right to pursue other remedies.
          (h) Notices. Any notice required or permitted under this Sublease shall be in writing and shall be deemed to have been received (i) if given by overnight delivery service or by personal delivery, when actually received, or (ii) if given by certified mail, return receipt requested, postage prepared, two (2) business days after posting with the United States Postal Service, to the other party at the following addresses or such other addresses as the parties hereto shall designate in writing:
If to Sublandlord:
ECI Telecom, Inc.
1201 West Cypress Road
Fort Lauderdale, Florida 33309
Attention: Chief Financial Officer
Telefax Number (954) 351-4404
If to Subtenant:
Veraz Networks, Inc.
926 Rock Avenue Suite 20
San Jose, CA 95131
Attn: Chief Financial Officer
     Notwithstanding the foregoing, Subtenant shall be deemed to have received any notices provided to Sublandlord by Lessor under the Prime Lease on the same date that Sublandlord is deemed to have received any such notice under the Prime Lease. Sublandlord agrees that it shall promptly provide Subtenant with a photocopy of any such notice so received. In addition, unless otherwise expressly provided herein, any notices, reports or payments which Sublandlord is required to provide to Lessor under the Prime Lease shall be delivered by Subtenant to Sublandlord ten (10) days prior to the date on which any such notices, reports or payments must be provided by Sublandlord as lessee under the Prime Lease, and any response to notices or reports to Subtenant required to be Made by Sublandlord within a period specified in the Prime Lease shall not be due until ten (10) days following the date on which any such response is due from Lessor under the Prime Lease to Sublandlord as lessee thereunder.
          (i) Survival. Notwithstanding any provision to the contrary contained in this Sublease, Subtenant’s obligations to indemnify Sublandlord hereunder shall survive the expiration of the Term hereof or any earlier termination of this Sublease.
          (j) Time Being of the Essence. TIME SHALL BE OF THE ESSENCE with regard to each date by which performance is required by Subtenant under the Prime Lease or this Sublease.

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          (k) Authority. Each party hereto hereby represents and warrants that this Sublease has been duly authorized, executed and delivered by all necessary action on behalf of such party, constitutes the valid and binding agreement of such party and is enforceable in accordance with its terms.
     15. Additional Provisions.
          (a) Permitted Use. Subtenant shall have the right to use the Subleased Premises solely for general office purposes.
          (b) Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $0 and 00/100 Dollars ($0) (the “Security Deposit”), in cash, to secure Subtenant’s full and faithful performance of all the, obligations herein set forth. Sublandlord shall not be required to pay interest on the Security Deposit or to maintain the Security Deposit in a separate account. If any sum payable by Subtenant to Sublandlord shall be due and unpaid, or if Sublandlord makes any payments on behalf of Subtenant, or if Sublandlord suffers any loss, cost or expense as a result of Subtenant’s non-performance of any obligation or covenant herein, then Sublandlord, at its option and without limiting any other remedy, may use and apply any part of the Security Deposit to compensate Sublandlord for the payments not made or the loss, cost or expense suffered by Sublandlord. Within five (5) business days after written notice of Sublandlord’s use of the Security Deposit, Subtenant shall deposit with Sublandlord cash in an amount sufficient to restore the Security Deposit to its prior amount. Within approximately forty-five (45) days after the later of (a) the expiration or earlier termination of the Term, or (b) Subtenant’s vacating the Sublease Premises, Sublandlord shall return the Security Deposit less such portion thereof as Sublandlord may have used to satisfy Subtenant’s obligations and less such other sums as Sublandlord reasonably expects to be due from Subtenant. Subtenant shall not transfer or assign the Security Deposit or any interest therein without Sublandlord’s prior written consent, which consent Sublandlord may withhold in its sole and absolute discretion.
          (c) Condition Precedent. This Sublease and the obligations of the parties hereunder are expressly subject to the receipt by Sublandlord and Subtenant of the consent of Lessor (in the form attached hereto) to the subletting of the Subleased Premises to Subtenant hereunder. Subtenant agrees to cooperate with Sublandlord to obtain such consent of Lessor. In the event Lessor has not consented to this Sublease within forty-five (45) days after the date on which this Subleases is fully executed by Sublandlord and Subtenant. Sublandlord shall have the right to terminate this Sublease by providing written notice thereof to Subtenant, in which event Sublandlord shall return any prepaid rent to Subtenant and neither party shall have any further rights or obligations hereunder.
     16. Sublandlord Services. The Sublandlord shall provide the Subtenant with the following services at no additional cost:
          (a)

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     In Witness Whereof, Sublandlord and Subtenant have caused this Sublease to be executed on their behalf by their duly authorized representatives and their seals affixed hereto as of the day and year first above written.
AGREED AND ACCEPTED:

SUBLANDLORD:		SUBTENANT:

ECI TELECOM, INC. a Delaware corporation		VERAZ NETWORKS, INC. a Delaware corporation

By:	/s/Patrick Sparks	By:	/s/ John Thompson

Name:	Patrick Sparks	Name:	John Thompson

Title:	VP-Operations & IT	Title:	CFO

Date:	08/31/04	Date:	8/31/04

CONSENT OF LESSOR
     Fort Lauderdale Crown Center, Inc., a Florida corporation, as Lessor under the Prime Lease, hereby executes this Sublease for the sole purpose of consenting to (i) the sublease effected hereby, and (ii) the use of the Premises for the purpose set forth herein; provided, however, that the foregoing consent to subletting shall not release Sublandlord from its liability under the Prime Lease nor waive the necessity for obtaining the consent of Lessor to any further subletting of the Master Premises.

By:

Fort Lauderdale Crown Center, Inc., a Florida corporation

Name:

Title:

Date:

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